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                                                                    EXHIBIT 3.19

                              ARTICLES OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                          CHRONISTER VALVE CORPORATION

                  PURSUANT to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned Corporation adopted the following Articles of Amendment to its Articles of Incorporation to change the name of the Corporation.

                                  ARTICLE ONE

The name of the Corporation is Chronister Valve Corporation.

                                  ARTICLE TWO

The following amendment to the Articles of Incorporation was adopted by all of the shareholders of the Corporation by a written unanimous consent dated April 5, 1991:

         ARTICLE I of the Articles of Incorporation of the Corporation in amended in its entirety so that, as amended, ARTICLE I shall be and read as follows:

                                   "ARTICLE I

                                      Name
                                      ----
                         The name of the Corporation is:

                              Begemann Valve, Inc."

                                 ARTICLE THREE

The number of shares of the Corporation outstanding at the time of such adoption was 1,000 shares of Common Stock, $1.00 par value per share, and the number of shares entitled to vote thereon was 1,000 shares of Common Stock, $1.00 par value per share.

                                  ARTICLE FOUR

The holders of all of the shares outstanding and entitled to vote on this amendment have signed a written unanimous consent adopting this amendment.

                                  ARTICLE FIVE

This amendment does not provide for an exchange, reclassification or cancellation of issued shares of the Corporation's capital stock.



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                                  ARTICLE SIX

This amendment effects no change in the amount of stated capital of the Corporation.

                  DATED:  April 5, 1991.


                                        CHRONISTER VALVE CORPORATION



                                        By: /s/ Carl E. Green, Jr.
                                           -------------------------------------
                                           Carl E. Green, Jr.



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